EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Partners Holdings Reports First Quarter 2014 Results
Houston, Texas - May 1, 2014 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.4 million, or $0.02 per common share, for the first quarter ended March 31, 2014. Results include the first distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”) a publicly traded limited partnership (NYSE MKT: CQP).
Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate of approximately 55.9% of the outstanding Cheniere Partners units as of March 31, 2014. We completed our initial public offering (“IPO”) in December 2013.
Cheniere Partners’ Sabine Pass Liquefaction Project Update
Cheniere Partners is developing and constructing natural gas liquefaction facilities (the "Liquefaction Project") at the Sabine Pass LNG terminal adjacent to the existing regasification facilities through its wholly owned subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”).
Cheniere Partners continues to make progress on its Liquefaction Project, which is being developed for up to six natural gas liquefaction trains ("Trains"), each with a nominal production capacity of approximately 4.5 mtpa. Federal Energy Regulatory Commission ("FERC") and Department of Energy ("DOE") approvals for Trains 1 through 4 have been received, and all required regulatory applications with the FERC and DOE to develop Trains 5 and 6 have been filed.
The Trains are in various stages of development.

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Construction on Trains 1 and 2 began in August 2012, and as of March 31, 2014, the overall project for Trains 1 and 2 was approximately 63% complete, which is ahead of the contractual schedule. Based on Cheniere Partners’ current construction schedule, Cheniere Partners anticipates that Train 1 will produce liquefied natural gas (“LNG”) as early as late 2015.

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Construction on Trains 3 and 4 began in May 2013, and as of March 31, 2014, the overall project for Trains 3 and 4 was approximately 27% complete, which is ahead of the contractual schedule. To date, soil stabilization has been completed and pile driving, the next critical path item, is underway. Cheniere Partners expects Trains 3 and 4 to become operational in late 2016 and 2017, respectively.

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For Trains 5 and 6, two LNG sale and purchase agreements (“SPAs”) have been completed for approximately 3.75 mtpa in aggregate of LNG volumes that commence with the date of first commercial delivery of Train 5. In September 2013, the complete application with the FERC was filed. To date, authorization has been received from the DOE to export 503 Bcf of LNG volumes from Trains 5 and 6 to free trade agreement (“FTA”) countries. Non-FTA authorization is pending.

Liquefaction Project Timeline

Target Date
Milestone	Trains 1 & 2	Trains 3 & 4	Trains 5 & 6
DOE export authorization	Received	Received	Received FTA Pending Non-FTA
Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa	T5: Completed T6: 2014
- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS		3.5 mtpa
- GAIL (India) Ltd.		3.5 mtpa
- Total Gas & Power N.A.			2.0 mtpa
- Centrica plc			1.75 mtpa
EPC contract	Completed	Completed	2015
Financing			2015
- Equity	Completed	Completed
- Debt commitments	Received	Received
FERC authorization
- FERC Order	Received	Received	2015
- Certificate to commence construction	Received	Received
Issue Notice to Proceed	Completed	Completed	2015
Commence operations	2015/2016	2016/2017	2018/2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners, a publicly traded limited partnership (NYSE MKT:CQP).  Cheniere Partners Holdings' only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, currently has natural gas liquefaction facilities under construction. Additional information is available on the Cheniere Partners Holdings website located at www.chenierepartnersholdings.com.
This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Partners' and Cheniere Partners Holdings’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

Three Months Ended
March 31, 2014
Equity income from investment in Cheniere Partners	$5,084

Expenses
General and administrative expense	413
General and administrative expense—affiliate	289
Total expenses	702

Net income	$4,382

Net income per common share—basic and diluted	$0.02

Weighted average number of common shares outstanding—basic and diluted	231,700

Cash dividends declared per common share	$0.017

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
BALANCE SHEET
(in thousands, except share amounts)

	March 31,	December 31,
	2014	2013
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$463	$—
Accounts receivable	—	161
Accounts receivable—affiliate	—	70
Prepaid expenses and other	424	—
Total current assets	887	231

Other non-current assets	47	122
Total assets	$934	$353

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable—affiliates	$44	$—
Accrued liabilities	19	95
Accrued liabilities—affiliates	209	39
Total current liabilities	272	134

Commitments and contingencies	—	—

Shareholders' equity
Common shares: unlimited shares authorized, 231,700,000 shares issued and outstanding	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(392,512)	(392,955)
Total shareholders' equity	662	219
Total liabilities and shareholders' equity	$934	$353

CONTACTS:
Investors: Randy Bhatia: 713-375-5479 Christina Burke: 713-375-5104
Media: Diane Haggard: 713-375-5259